Exhibit 16.1

RBSM LLP

Certified Public Accountants

5 West 37th Street

9th Floor

New York, New York 10018

September 14, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4.01 of Zevotek, Inc.’s (the “Company”) Form 8-K/A Amendment No. 1 dated September 14, 2012, and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ RBSM LLP

RBSM LLP